2

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant [ ]

                 Filed by a Party other than the Registrant [X]

                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
                    [X] Soliciting Material Under Rule 14a-12

                           Goldtech Mining Corporation
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Goldtech Mining Corporation Shareholders Protective Committee
               (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
                              THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date
Filed:

LEGAL NOTICE: THIS NEWS RELEASE IS DISTRIBUTED BY THE GOLDTECH MINING CORPORATION SHAREHOLDERS PROTECTIVE COMMITTEE (THE "COMMITTEE"), A DISSIDENT SHAREHOLDER GROUP FORMED UNDER ADVICE OF COUNSEL FOR THE PURPOSES OF HOLDING A SPECIAL SHAREHOLDERS MEETING TO REMOVE FOUR CURRENT DIRECTORS AND ELECT FIVE NEW DIRECTORS. THIS IS NOT A NEWS RELEASE BY GOLDTECH MINING CORPORATION, THE PUBLIC COMPANY.

Goldtech Shareholders Committee Disputes Election of New Director and All Business Conducted at Unduly Convened Board of Directors Meeting, Pursuant to Nevada Law

Business Editors

     January 12, 2005- Seattle, Washington - Goldtech Mining Corporation (the "Company") announced today that Nancy Egan and Jack Laskin had resigned as directors. The Company also announced that Tracy Kroeker, a director, has become Chairman, Secretary and Treasurer and that Ronald Shaver has been elected a director.

     Tolan Furusho, a member of the Goldtech Mining Corporation Shareholders Protective Committee (the "Committee"), is also a member of the Board of Directors of the Company. Mr. Furusho was not notified pursuant to Nevada law nor did he attend any duly called meeting of the Board of Directors where Ms. Kroeker was elected Chairman, Secretary and Treasurer and Mr. Shaver was elected a director. Therefore the committee's legal counsel has advised that the Board of Directors meeting was not duly convened and such action is invalid and of no force and effect. Since the resignations of Ms. Egan and Mr. Laskin do not require Board of Director approval, that action is valid and effective. After giving effect to these resignations, the Board of Directors of the Company now consists of Tolan Furusho, Tracy Kroeker and Ralph Jordan.

     A proxy statement is not yet available from us. Each security holder of the Company should read the proxy statement when it becomes available because it will contain important information about a proxy solicitation request. Once our definitive proxy statement is prepared, we will simultaneously file the definitive proxy statement with the Securities and Exchange Commission ("SEC") and mail it to each security holder of the Company. Security holders of the Company will also be able to obtain the proxy statement and other documents that are filed with the Securities and Exchange Commission for free on the SEC's web site at www.sec.gov. Security holders of the Company may also obtain copies of the proxy statement and other documents that are filed with the Securities and Exchange Commission for free by contacting Goldtech or us when the documents become available. A description of each of the Committee member's and the Committee nominee's direct and indirect interests in the Company may also be found in our preliminary proxy statement which can be obtained for free on the SEC's website or by contacting us.


     CONTACT: Goldtech Mining Corporation Shareholders Protective Committee
         Keith Robertson, 509/993-7928